PROXY VOTING RESULTS
SPECIAL MEETING OF THE SHAREHOLDERS

A special meeting of the shareholders of the Seasons
Series Trust Multi-Managed Growth Portfolio was held on March 29, 2010. The Trust adopted the following proposal:

To approve a new investment subadvisory agreement between SAAMCo and PineBridge, this provides that PineBridge will manage a portion of the assets of the Multi-Managed Growth Portfolio.

Votes in Favor. . . . . . . . 5,857,746.470
Votes Against . . . . . . . . . 386,729.461
Votes Abstained . . . . . . . .592,337.359


A special meeting of the shareholders of the Seasons
Series Trust Multi-Managed Moderate Growth
Portfolio was held on March 29, 2010. The Trust adopted the following proposal:

To approve a new investment subadvisory agreement between SAAMCo and PineBridge, this provides that PineBridge will manage a portion of the assets of the Multi-Managed Moderate Growth Portfolio.

Votes in Favor. . . . . . . .12,472,283.693
Votes Against . . . . . . . . .   668,164.226
Votes Abstained . . . . . .   . 1,076,758.171


A special meeting of the shareholders of the Seasons
Series Trust Multi-Managed Income/Equity Portfolio was held on March 29, 2010. The Trust adopted the following proposal:

To approve a new investment subadvisory agreement between SAAMCo and PineBridge, this provides that PineBridge will manage a portion of the assets of the Multi-Managed Income/Equity Portfolio.

Votes in Favor . . . . . . . . 9,995,181.958
Votes Against . . . . . . . ..    350,572.317
Votes Abstained . . . . . . .. 1,253,268.905


A special meeting of the shareholders of the Seasons
Series Trust Multi-Managed Income Portfolio was held on March 29, 2010. The Trust adopted the following proposal:

To approve a new investment subadvisory agreement between SAAMCo and PineBridge, this provides that PineBridge will manage a portion of the assets of the Multi-Managed Income Portfolio.

Votes in Favor . . . . . . .	  7,752,583.736
Votes Against . . . . . . ..	     460,534.803
Votes Abstained . . . . . . .	     881,081.861


A special meeting of the shareholders of the Seasons
Series Trust International Equity Portfolio was held on
March 29, 2010. The Trust adopted the following proposal:

To approve a new investment subadvisory agreement between SAAMCo and PineBridge, this provides that PineBridge will manage a portion of the assets of the International Equity Portfolio.

Votes in Favor . . . . . . .	13,301,245.510
Votes Against . . . . . . ..	     704,022.051
Votes Abstained . . . . . . .	  1,134,873.162


A special meeting of the shareholders of the Seasons
Series Trust Diversified Fixed Income Portfolio was held on March 29, 2010. The Trust adopted the following proposal:

To approve a new investment subadvisory agreement between SAAMCo and PineBridge, this provides that PineBridge will manage a portion of the assets of the Diversified Fixed Income Portfolio.

Votes in Favor . . . . . . .	  9,961,913.715
Votes Against . . . . . . ..	     230,378.337
Votes Abstained . . . . . . .	  2,379,641.077